Registration No.333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                       22-3350958
  (State or other jurisdiction                        (I.R.S. employer
   of incorporation or organization)                identification number)

    Mack Centre IV, 61 South Paramus Road,  Paramus,  New Jersey  07652
         (Address of  principal  executive offices; zip code)
                           ------------------------

       Consolidated Delivery & Logistics, Inc. 1995 Stock Option Plan for
                           Independent Directors
                         (Full title of the plan)

                                   John Mattei
                              Chairman of the Board
                     Consolidated Delivery & Logistics, Inc.
        Mack Centre IV, 61 South Paramus Road, Paramus, New Jersey 07652
                                 (201) 291-1900
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             John D. Hogoboom, Esq.
                Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A.
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (201) 992-8700
                            ------------------------


                         Calculation of Registration Fee
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
                                                       Proposed                Proposed
Title of Securities           Amount to be      Maximum Offering          Maximum Aggregate         Amount of
to be Registered               Registered          Price per Share (2)    Offering Price (2)     Registration Fee
================================================================================================================
Common Stock, par
value $.001 per share       100,000 shares (1)            $8.25                $825,000               $285
================================================================================================================

     (1) Plus such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Consolidated Delivery & Logistics, Inc. 1995 Stock Option Plan for Independent Directors.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low sale prices for a share of Common Stock on the NASDAQ Stock Market's National Market on May 6, 1996.

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


           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following  documents  filed by  Consolidated  Delivery & Logistics,
Inc.  (the  "Company")   with  the  Securities  and  Exchange   Commission  (the
"Commission") are incorporated by reference in this registration statement:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-26954); and

     (ii) The description of the Company's Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A (File No. 0-26954), including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in any Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Article Seventh of the Company's Second Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company whom it may indemnify pursuant thereto.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been judged liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article  Eighth  of  the  Company's  Second  Restated   Certificate  of
Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as director except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

         The Company maintains directors' and officers' liability insurance which insures its directors and officers and the directors and officers of its subsidiaries against certain liabilities in certain circumstances. In addition, the Company intends to enter into indemnification agreements with each of its directors and executive officers under which the person who is a party thereto is entitled to indemnification and advancement of expenses in certain circumstances.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Paramus, State of New Jersey, on May 7, 1996.


                                    CONSOLIDATED DELIVERY & LOGISTICS, INC.



                                    By:  /s/ John Mattei
                                         ________________
                                             John Mattei, Chairman of the Board
                                             and Chief Executive Officer

         Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1996. Each of the undersigned hereby constitutes and appoints John Mattei, William T. Brannan and Joseph G. Wojak, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 relating to the Consolidated Delivery & Logistics, Inc. 1995 Stock Option Plan for Independent Directors and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other state and federal government commissions and agencies as may be necessary or advisable, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                                 Capacity

  /s/ John Mattei
_________________________   Chairman of the Board, Chief Executive Officer
      John Mattei           (Principal Executive Officer) and Director

  /s/ William T. Brannan
________________________    President, Chief Operating Officer and Director
       William T. Brannan

  /s/ Joseph G. Wojak
__________________________  Executive Vice President, Chief Financial Officer
      Joseph G. Wojak       (Principal Financial and Accounting Officer),
                            Secretary and Director

  /s/ William Beaury
__________________________  Vice Chairman and Director
      William Beaury

  /s/ Vincent Brana
__________________________  Director
      Vincent Brana

  /s/ Michael Brooks
__________________________  Director
      Michael Brooks

  /s/ Juan Camandona
__________________________  Director
     Juan Camandona

  /s/ Curtis Hight
__________________________  Director
      Curtis Hight

  /s/ Howard E. Kronick
__________________________  Director
      Howard E. Kronick

  /s/ Labe Leibowitz
__________________________  Director
      Labe Leibowitz

  /s/ Thomas LoPresti
__________________________  Director
      Thomas LoPresti

  /s/ David Mathia
__________________________  Director
      David Mathia

  /s/ Philip Snyder
__________________________  Director
      Philip Snyder

  /s/ Robert Wyatt
__________________________  Director
      Robert Wyatt


__________________________  Director
      Stephen J. Zrowka


  /s/ William M. Kearns, Jr.
__________________________  Director
      William M. Kearns, Jr.


  /s/ Kenneth W. Tunnell
__________________________  Director
      Kenneth W. Tunnell


  /s/ Albert W. VanNess, Jr.
__________________________   Director
      Albert W. Van Ness, Jr.

                                  EXHIBIT INDEX


  Exhibit
  Number                    Description                             Page No.

     4.1 Second Restated Certificate of Incorporation of Consolidated Delivery & Logistics, Inc. (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 33-97008) and incorporated herein by reference).

    4.2 Amended and Restated By-laws of Consolidated Delivery & Logistics,Inc. (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-97008) and incorporated herein by reference).

     5.1  Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A.*      10

     23.1 Consent of Arthur Andersen LLP.*                                  11

     23.2 Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. (contained in Exhibit 5.1).

     25.1 Power  of  Attorney   (contained  in  the  signature  pages  to  this
          registration statement).

     99.1 Consolidated Delivery & Logistics, Inc. 1995 Stock Option Plan for Independent Directors (filed as Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 33-97008) and incorporated herein by reference).

- -------------------------
* Filed herewith.